Exhibit 99.1

PENN Entertainment, Inc. Reports Fourth Quarter Results
WYOMISSING, PA (February 26, 2026) - PENN Entertainment, Inc. (“PENN” or the “Company”) (Nasdaq: PENN) today reported financial results for the quarter and year ended December 31, 2025.
Jay Snowden, Chief Executive Officer and President, said: “PENN’s diversified retail portfolio delivered a solid quarter during which retail adjusted EBITDAR grew year-over-year, after adjusting for poor weather in December. In our Interactive segment, we successfully rebranded our U.S. online sportsbook to theScore Bet® and achieved positive adjusted EBITDA in December driven by iCasino momentum, disciplined cost management, and strong online sports betting hold rates.
“We are excited about the year ahead as we expect to generate year-over-year segment adjusted EBITDAR growth of 20% in 2026. Our retail adjusted EBITDAR is poised for a year of growth as we aim to build upon our recent openings in Joliet and in Las Vegas, deliver two additional retail growth projects by the end of the second quarter1, and anniversary new supply in several of our markets. In our Interactive segment, we continue to expect to achieve break-even adjusted EBITDA, which will be one of several meaningful drivers of cash flow growth in 2026. As part of our new corporate organizational structure, which we announced on January 5, we have identified more than $10.0 million in annualized run-rate cost savings in corporate overhead, which will mostly phase in over the first half of the year. In addition, we expect recurring maintenance capital expenditures to return to near pre-COVID spending levels following the investments we have made over the past several years at our properties including our water-to-land projects. Given this outlook, we expect to de-lever year-over-year, reducing lease adjusted net leverage by more than 1 turn and traditional net leverage by more than 2 turns and opportunistically return capital to shareholders.
Fourth Quarter Retail Property Level Highlights2:
•Revenues of $1.4 billion;
•Segment Adjusted EBITDAR of $456.4 million; and
•Segment Adjusted EBITDAR margins of 32.3%.
1 Subject to regulatory approvals.
2 Retail property level consists of retail operating segments which are composed of our Northeast, South, West, and Midwest reportable segments.

“Weather events in December negatively impacted Segment Adjusted EBITDAR by approximately $7.0 million,” said Mr. Snowden. “Core business trends were otherwise stable across the portfolio, with regional strength in Ohio and St. Louis, as well as at our L’Auberge Lake Charles property. We experienced another quarter of year-over-year growth in theoretical revenue across all rated worth and age segments with our older demographics and VIP play contributing meaningfully to these results. Looking ahead, 2026 will benefit from continued momentum at our new hotel tower at M Resort in Las Vegas, which is capturing previously unmet demand, and at the new Hollywood Casino Joliet, which is delivering strong results from both new and reactivated customers. The early performance of these projects gives us enthusiasm for the late second quarter openings3 of the Hollywood Columbus hotel tower and the landside relocation of Hollywood Casino Aurora.
Fourth Quarter Interactive Segment Highlights:
•Revenues of $398.7 million (including tax gross up of $182.7 million); and
•Adjusted EBITDA loss of $39.9 million.
“We experienced record Interactive segment gaming revenue in the fourth quarter driven by the continued growth of our standalone Hollywood iCasino product and increased cross-sell, as well as improvements in our online sportsbook product offering and operations. Revenue growth, excluding the tax gross-up, of 52% year-over-year was primarily attributable to iCasino growth of 40% and online sportsbook growth of 73%, including strong revenue and adjusted EBITDA performance in December, our first month operating as theScore Bet in the U.S. We are encouraged by the trajectory of our Interactive business, with a more streamlined cost structure and regionally focused marketing strategy that prioritizes jurisdictions with both legalized iCasino and online sports betting,” concluded Mr. Snowden.
Liquidity and Financial Position
Total liquidity as of December 31, 2025 was $1.1 billion inclusive of $686.6 million in Cash and cash equivalents. Traditional net debt as of the end of the quarter was $2.2 billion.
On November 3, 2025, PENN received $150.0 million in funding from Gaming and Leisure Properties, Inc. at a 7.79% capitalization rate in connection with the second hotel tower construction at the M Resort Las Vegas.
In conjunction with the opening of the $360.0 million land-side relocation of Hollywood Casino Aurora at the end of the second quarter2, PENN expects to receive $225.0 million in funding near project opening from Gaming and Leisure Properties, Inc. at a 7.75% capitalization rate.
3 Subject to regulatory approvals.

Summary of Fourth Quarter Results

	For the quarter ended December 31,
(in millions, except per share data, unaudited)	2025	2024
Revenues	$1,806.2	$1,669.0
Net loss	$(73.4)	$(133.8)

Consolidated Adjusted EBITDA (1)	$225.8	$165.2
Rent expense associated with triple net operating leases (2)	161.8	155.5

Cash payments to our REIT Landlords under Triple Net Leases (3)	$245.9	$239.4

Diluted loss per common share	$(0.55)	$(0.88)
(1)For more information, definitions, and reconciliations see the “Non-GAAP Financial Measures” section below.
(2)Consists of the operating lease components of (i) our triple net master lease dated November 1, 2013 with Gaming and Leisure Properties, Inc. (Nasdaq: GLPI) (“GLPI”), as amended and restated effective January 1, 2023 (the “AR PENN Master Lease”), (ii) our triple net master lease entered into in conjunction with, and coterminous with, the AR PENN Master Lease (the “2023 Master Lease”), and (iii) our individual triple net leases with VICI Properties Inc. (NYSE: VICI) (“VICI”) for the real estate assets used in the operations of Margaritaville Resort Casino (the “Margaritaville Lease”) and Hollywood Casino at Greektown (the “Greektown Lease”). The Margaritaville Lease and the Greektown Lease were amended and restated into a single combined lease effective December 4, 2025 (“the “VICI Master Lease”). Collectively these arrangements are referred to as our “triple net operating leases.” The expense related to operating lease components contained within our triple net operating leases are recorded as “General and administrative” within the unaudited Consolidated Statements of Operations.
(3)Consists of total cash payments made to GLPI and VICI (referred to collectively as our “REIT Landlords”) under our triple net operating leases (as defined above), the Pinnacle Master Lease, and the Morgantown Lease and collectively referred to as our “Triple Net Leases.”
Adjusted EPS
The following table reconciles diluted loss per share (“EPS”) to Adjusted EPS (approximate EPS impact shown, per share; positive adjustments represent charges to income):

	For the quarter ended December 31,
	2025	2024
Diluted loss per share	$(0.55)	$(0.88)
Impairment losses	0.79	0.59
Insurance recoveries, net of deductible charges	—	(0.02)
Loss on disposal of assets	0.01	0.01
Transaction related expenses	0.01	0.01
Pre-opening expenses	0.02	—
Legal matters inclusive of litigation settlements	0.01	0.03
Non-operating items:
Gain related to debt and equity investments	—	(0.02)
Other income	(0.01)	—
Income tax impact on adjustments (1)	(0.21)	(0.16)
Adjusted EPS	$0.07	$(0.44)
(1)The income tax impact reflects current and deferred tax effects based on the nature of each adjustment and the applicable tax jurisdiction.

PENN ENTERTAINMENT, INC. AND SUBSIDIARIES
Supplemental Information
The Company aggregates its operations into five reportable segments: Northeast, South, West, Midwest, and Interactive.

	For the quarter ended December 31,		For the year ended December 31,
(in millions, unaudited)	2025	2024	2025	2024
Revenues:
Northeast segment (1)	$686.2	$689.9	$2,769.2	$2,755.7
South segment (2)	285.6	284.2	1,167.1	1,169.0
West segment (3)	137.6	129.4	543.2	525.3
Midwest segment (4)	303.2	290.7	1,181.4	1,172.2
Interactive (5)	398.7	275.0	1,302.6	959.9
Other (6)	3.3	3.7	18.5	19.6
Intersegment eliminations (7)	(8.4)	(3.9)	(21.0)	(23.6)
Total revenues	$1,806.2	$1,669.0	$6,961.0	$6,578.1

Segment Adjusted EBITDAR (8):
Northeast segment (1)	$193.5	$194.4	$795.0	$801.0
South segment (2)	95.8	101.9	401.6	433.2
West segment (3)	47.2	43.5	197.6	187.5
Midwest segment (4)	119.9	121.4	474.6	486.8
Interactive (5)	(39.9)	(109.8)	(267.5)	(499.5)
Other (6)	(28.9)	(30.7)	(139.5)	(116.7)
Rent expense associated with triple net operating leases	(161.8)	(155.5)	(631.7)	(620.1)
Consolidated Adjusted EBITDA (9)	$225.8	$165.2	$830.1	$672.2
(1)The Northeast segment consists of the following properties: Ameristar East Chicago, Hollywood Casino at Greektown, Hollywood Casino Bangor, Hollywood Casino at Charles Town Races, Hollywood Casino Columbus, Hollywood Casino Lawrenceburg, Hollywood Casino Morgantown, Hollywood Casino at PENN National Race Course, Hollywood Casino Perryville, Hollywood Casino Toledo, Hollywood Casino York, Hollywood Gaming at Dayton Raceway, Hollywood Gaming at Mahoning Valley Race Course, Marquee by PENN, Hollywood Casino at The Meadows, and Plainridge Park Casino.
(2)The South segment consists of the following properties: 1st Jackpot Casino, Ameristar Vicksburg, Boomtown Biloxi, Boomtown Bossier City, Boomtown New Orleans, Hollywood Casino Gulf Coast, Hollywood Casino Tunica, L’Auberge Baton Rouge, L’Auberge Lake Charles, and Margaritaville Resort Casino.
(3)The West segment consists of the following properties: Ameristar Black Hawk, Cactus Petes and Horseshu, M Resort Spa Casino, and Zia Park Casino.
(4)The Midwest segment consists of the following properties: Ameristar Council Bluffs, Argosy Casino Alton, Argosy Casino Riverside, Hollywood Casino Aurora, Hollywood Casino Joliet, our 50% investment in Kansas Entertainment, LLC, which owns Hollywood Casino at Kansas Speedway, Hollywood Casino St. Louis, Prairie State Gaming, and River City Casino.
(5)The Interactive segment includes all of our online sports betting, online casino/iCasino and social gaming operations, management of retail sports betting, and media. Interactive revenues are inclusive of a tax gross-up of $182.7 million and $132.8 million for the quarter ended December 31, 2025 and 2024, respectively, and $588.3 million and $435.6 million for the year ended December 31, 2025 and 2024, respectively.
(6)The Other category, included in the tables to reconcile the segment information to the consolidated information, consists of the Company’s stand-alone racing operations, namely Sanford-Orlando Kennel Club, Sam Houston and Valley Race Park, the Company’s joint venture interests in Freehold Raceway (which ceased operations on December 28, 2024) and our management contract for Retama Park Racetrack. The Other category also includes corporate overhead, which consist of certain expenses, such as: payroll, professional fees, travel expenses, and other general and administrative expenses that do not directly relate to or have not otherwise been allocated. Corporate overhead was $26.1 million and $26.3 million for the quarter ended December 31, 2025 and 2024, respectively, and $134.8 million and $104.8 million for the year ended December 31, 2025 and 2024, respectively. Corporate overhead for the quarter and year ended December 31, 2025, include $1.3 million and $22.4 million, respectively, of legal and advisory costs related to activist activity in connection with our 2025 annual meeting of shareholders.
(7)Primarily represents the elimination of intersegment revenues associated with our retail sportsbooks, which are operated by PENN Interactive.
(8)See definition of Segment Adjusted EBITDAR within the “Reportable Segment Measures” section below.
(9)See definition of Consolidated Adjusted EBITDA within the “Non-GAAP Financial Measures” section below.

PENN ENTERTAINMENT, INC. AND SUBSIDIARIES
Reconciliation of Net Loss to Consolidated Adjusted EBITDA

	For the quarter ended December 31,		For the year ended December 31,
(in millions, unaudited)	2025	2024	2025	2024
Net loss	$(73.4)	$(133.8)	$(845.3)	$(313.3)
Income tax (benefit) expense	(34.7)	(15.0)	24.6	(28.0)
Interest expense, net	102.0	113.6	405.8	470.5
Interest income	(2.1)	(4.4)	(9.7)	(23.6)
Income from unconsolidated affiliates	(8.6)	(6.0)	(37.7)	(28.1)
Gain on REIT transaction, net (1)	—	—	(3.3)	—
Gain on financing arrangement	—	—	(215.1)	—
Loss on early extinguishment of debt	—	0.3	11.8	0.3
Other income	(0.7)	(2.8)	(4.7)	(5.3)
Operating income (loss)	(17.5)	(48.1)	(673.6)	72.5
Stock-based compensation	12.3	13.9	60.9	52.9
Cash-settled stock-based awards variance (2)	(3.7)	(3.8)	(12.9)	(18.7)
Loss on disposal of assets	1.6	1.2	0.4	10.0
Pre-opening expenses	2.9	—	17.3	—
Depreciation and amortization	114.2	107.1	446.9	433.6
Impairment losses (3)	105.3	89.1	945.3	89.1
Income from unconsolidated affiliates	8.6	6.0	37.7	28.1
Non-operating items of equity method investments (4)	1.2	1.2	4.5	4.4
Other (income) expenses	0.9	(1.4)	3.6	0.3
Consolidated Adjusted EBITDA	$225.8	$165.2	$830.1	$672.2
(1)Relates to lease modification events associated with our development projects.
(2)Our cash-settled stock-based awards are adjusted to fair value each reporting period based primarily on the price of the Company’s common stock. As such, significant fluctuations in the price of the Company’s common stock during any reporting period could cause significant variances to budget on cash-settled stock-based awards.
(3)For the quarter ended December 31, 2025, impairment charges included $105.3 million in our Northeast, South, and West segments. The year ended December 31, 2025, also included $15.0 million and $825.0 million in our Midwest and Interactive segments, respectively. For the quarter and year ended December 31, 2024, impairment charges included $89.1 million in our Northeast, South, and Midwest segments.
(4)Consists primarily of depreciation expense associated with our Kansas Entertainment joint venture.

PENN ENTERTAINMENT, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	For the quarter ended December 31,		For the year ended December 31,
(in millions, except per share data, unaudited)	2025	2024	2025	2024
Revenues
Gaming	$1,358.8	$1,290.9	$5,350.0	$5,169.5
Food, beverage, hotel, and other	447.4	378.1	1,611.0	1,408.6
Total revenues	1,806.2	1,669.0	6,961.0	6,578.1
Operating expenses
Gaming	870.5	852.3	3,446.4	3,429.0
Food, beverage, hotel, and other	331.1	270.3	1,162.2	985.5
General and administrative	402.6	398.3	1,633.8	1,568.4
Depreciation and amortization	114.2	107.1	446.9	433.6
Impairment losses	105.3	89.1	945.3	89.1
Total operating expenses	1,823.7	1,717.1	7,634.6	6,505.6
Operating income (loss)	(17.5)	(48.1)	(673.6)	72.5
Other income (expenses)
Interest expense, net	(102.0)	(113.6)	(405.8)	(470.5)
Interest income	2.1	4.4	9.7	23.6
Income from unconsolidated affiliates	8.6	6.0	37.7	28.1
Gain on REIT transaction, net	—	—	3.3	—
Gain on financing arrangement	—	—	215.1	—
Loss on early extinguishment of debt	—	(0.3)	(11.8)	(0.3)
Other	0.7	2.8	4.7	5.3
Total other expenses	(90.6)	(100.7)	(147.1)	(413.8)
Loss before income taxes	(108.1)	(148.8)	(820.7)	(341.3)
Income tax benefit (expense)	34.7	15.0	(24.6)	28.0
Net loss	(73.4)	(133.8)	(845.3)	(313.3)
Net loss attributable to non-controlling interest	0.4	0.5	2.2	1.8
Net loss attributable to PENN Entertainment, Inc.	$(73.0)	$(133.3)	$(843.1)	$(311.5)

Loss per share:
Basic loss per share	$(0.55)	$(0.88)	$(5.83)	$(2.05)
Diluted loss per share	$(0.55)	$(0.88)	$(5.83)	$(2.05)

Weighted-average common shares outstanding—basic	133.8	152.2	144.6	152.1
Weighted-average common shares outstanding—diluted	133.8	152.2	144.6	152.1

Selected Financial Information and GAAP to Non-GAAP Reconciliations

(in millions, unaudited)	December 31, 2025	December 31, 2024
Cash and cash equivalents	$686.6	$706.6

Total traditional debt	$2,904.1	$2,596.1
Cash and cash equivalents	(686.6)	(706.6)
Traditional net debt (1)	$2,217.5	$1,889.5

Amended Revolving Credit Facility due 2027	$570.0	$—
Amended Term Loan A Facility due 2027	453.8	481.3
Amended Term Loan B Facility due 2029	965.0	975.0
5.625% Notes due 2027	400.0	400.0
4.125% Notes due 2029	400.0	400.0
2.75% Convertible Notes due 2026	106.7	330.5
Other long-term obligations	8.6	9.3
Total traditional debt	2,904.1	2,596.1
Financing obligation (2)	—	201.2
Debt discounts and debt issuance costs	(17.0)	(26.6)
	$2,887.1	$2,770.7

Total traditional debt	$2,904.1	$2,596.1
Cash and cash equivalents	(686.6)	(706.6)
Cash rent payments to REIT landlords (3)	7,742.4	7,603.2
	$9,959.9	$9,492.7

Consolidated Adjusted EBITDA (4)	$830.1	$672.2
Rent expense associated with triple net operating leases (4)	$631.7	$620.1

Lease-adjusted net leverage ratio (1)	6.8x	7.3x
Traditional net leverage (1)	4.5x	5.5x
(1)See “Non-GAAP Financial Measures” section below for more information as well as the definitions of Traditional net debt, Lease-adjusted net leverage ratio, and Traditional net leverage.
(2)Represented cash proceeds received and non-cash interest on certain claims of which the principal repayment was contingent and classified as a financing obligation under Accounting Standards Codification Topic 470, “Debt” in the prior year.
(3)Amount equals 8 times the total cash rent payments to REIT landlords for the trailing twelve months.
(4)Balance is presented on a trailing twelve months basis.

Cash Flow Data
The table below summarizes certain cash expenditures incurred by the Company.

	For the quarter ended December 31,		For the year ended December 31,
(in millions, unaudited)	2025	2024	2025	2024
Cash payments to our REIT Landlords under Triple Net Leases	$245.9	$239.4	$967.8	$950.4
Income taxes paid (refunds received), net	$(1.3)	$(2.7)	$4.7	$(3.8)
Cash paid for interest on traditional debt	$26.8	$25.6	$124.2	$154.3
Capital expenditures	$190.4	$221.0	$647.7	$482.7
Reportable Segment Measures
Segment Adjusted EBITDAR is our measure of profit or loss for our reportable segments and underlying operating segments. We define Segment Adjusted EBITDAR as earnings before interest expense, net, interest income, income taxes, depreciation and amortization, stock-based compensation, debt extinguishment charges, impairment losses, insurance recoveries, net of deductible charges, changes in the estimated fair value of our contingent purchase price obligations, gain or loss on disposal of assets, the difference between budget and actual expense for cash-settled stock-based awards, pre-opening expenses, loss on disposal of a business, non-cash gains/losses associated with REIT transactions, and other. Segment Adjusted EBITDAR excludes rent expense associated with triple net operating leases (which is a normal, recurring cash operating expense necessary to operate our business). Segment Adjusted EBITDAR is inclusive of income or loss from unconsolidated affiliates, with our share of non-operating items (such as interest expense, net, and depreciation and amortization) added back for our Kansas Entertainment, LLC joint venture. Segment Adjusted EBITDAR margin is Segment Adjusted EBITDAR divided by related segment revenues.
Non-GAAP Financial Measures
The Non-GAAP Financial Measures used in this press release include Consolidated Adjusted EBITDA, Adjusted EPS, Traditional net debt, Traditional net leverage ratio, and Lease-adjusted net leverage ratio. These non-GAAP financial measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.
We define Consolidated Adjusted EBITDA as earnings before interest expense, net, interest income, income taxes, depreciation and amortization, stock-based compensation, debt extinguishment charges, impairment losses, insurance recoveries, net of deductible charges, changes in the estimated fair value of our contingent purchase price obligations, gain or loss on disposal of assets, the difference between budget and actual expense for cash-settled stock-based awards, pre-opening expenses, loss on disposal of a business, non-cash gains/losses associated with REIT transactions, and other. Consolidated Adjusted EBITDA is inclusive of income or loss from unconsolidated affiliates, with our share of non-operating items (such as interest expense, net, and depreciation and amortization) added back for our Kansas Entertainment, LLC joint venture. Consolidated Adjusted EBITDA is inclusive of rent expense associated with our triple net operating leases with our REIT landlords. Although Consolidated Adjusted EBITDA includes rent expense associated with our triple net operating leases, we believe Consolidated Adjusted EBITDA is useful as a supplemental measure in evaluating the performance of our consolidated results of operations.
Consolidated Adjusted EBITDA has economic substance because it is used by management as a performance measure to analyze the performance of our business, and is especially relevant in evaluating large, long-lived casino-hotel projects because it provides a perspective on the current effects of operating decisions separated from the substantial non-operational depreciation charges and financing costs of such projects. We present Consolidated Adjusted EBITDA because it is used by some investors and creditors as an indicator of the strength and performance of ongoing business operations, including our ability to service debt, and to fund capital expenditures, acquisitions, and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare operating performance and value companies within our industry. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their Consolidated Adjusted EBITDA calculations certain corporate expenses that do not relate to the management of specific casino properties. However, Adjusted Consolidated EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP. Consolidated Adjusted EBITDA information is presented as a supplemental disclosure, as management believes that it is a commonly used measure of performance in the gaming industry and that it is considered by many to be a key indicator of the Company’s operating results.
Adjusted EPS is diluted earnings or loss per share adjusted to exclude gains/losses on the disposal of a business, non-cash gains/losses associated with REIT transactions, impairment losses, pre-opening expenses, debt extinguishment charges, gains/losses on the disposal of assets, foreign currency gains/losses, transaction related expenses, business interruption insurance proceeds, net gains/losses related to equity investments, and other.
Adjusted EPS is a non-GAAP measure and is presented solely as a supplemental disclosure to reported GAAP measures because management believes this measure is useful in providing period-to-period comparisons of the results of the Company’s operations to assist investors in reviewing the Company’s operating performance over time. Management believes it is useful to exclude certain items when comparing current performance to prior periods because these items can vary significantly depending on specific underlying transactions or events. Further, management believes certain excluded items may not relate specifically to current operating trends or be indicative of future results. Adjusted EPS should not be construed as an alternative to GAAP earnings per share as an indicator of the Company’s performance.
We calculate Traditional net debt as Total traditional debt, which is the principal amount of debt outstanding (excludes the financing obligation associated with cash proceeds received and non-cash interest on certain claims of which the principal repayment is contingent) less Cash and cash equivalents. Management believes that Traditional net debt is an important measure to monitor leverage and evaluate the balance sheet. With respect to Traditional net debt, Cash and cash equivalents are subtracted from the GAAP measure because they could be used to reduce the Company’s debt obligations. A limitation associated with using Traditional net debt is that it subtracts Cash and cash equivalents and therefore may imply that there is less Company debt than the most comparable GAAP measure indicates. Management believes that investors may find it useful to monitor leverage and evaluate the balance sheet.
The Company’s Traditional net leverage ratio is defined as Traditional net debt (as defined above) divided by (i) Consolidated Adjusted EBITDA (as defined above) for the trailing twelve months plus (ii) rent expense associated with triple net operating leases for the trailing twelve months less (iii) cash rent payments to REIT landlords for the trailing twelve months. Management believes this measure is useful as a supplemental measure and provides an indication of the results generated by the Company in relation to its level of indebtedness with the cash generated from Company operations.
The Company’s Lease-adjusted net leverage ratio’s numerator is calculated as cash rent payments to REIT landlords for the trailing twelve months capitalized at 8 times plus Traditional net debt (as defined above). The Company’s Lease-adjusted net leverage ratio’s denominator is Consolidated Adjusted EBITDA (as defined above) for the trailing twelve months plus rent expense associated with triple net operating leases for the trailing twelve months. Management believes this measure is useful as a supplemental measure and provides an indication of the results generated by the Company in relation to its level of indebtedness (including leases) with the cash generated from Company operations.

Each of these non-GAAP financial measures is not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure of comparing performance among different companies. See the tables above, which present reconciliations of these measures to the GAAP equivalent financial measures.
Management Presentation, Conference Call, Webcast and Replay Details
PENN is hosting a conference call and simultaneous webcast at 8:00 a.m. E.T. today, both of which are open to the general public. During the call, management will review a presentation regarding the quarter and recent developments that can be accessed at http://investors.pennentertainment.com/events-and-presentations/presentations.
The conference call number is 785-424-1789 (conference ID: PENN); please call five minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the live call at www.pennentertainment.com; allow 15 minutes to register, download, and install any necessary software. Questions and answers will be reserved for call-in analysts and investors. A replay of the call can be accessed for thirty days at http://www.pennentertainment.com.
This press release, which includes financial information to be discussed by management during the conference call and disclosure and reconciliation of non-GAAP financial measures, is available on the Company’s web site, http://www.pennentertainment.com/corp/investors (select link for “Press Releases”).
About PENN Entertainment, Inc.
PENN Entertainment, Inc., together with its subsidiaries (“PENN,” or the “Company,” “we,” “our,” or “us”), operates in 28 jurisdictions throughout North America, with a broadly diversified portfolio of casinos, racetracks, and online sports betting and iCasino offerings. PENN’s focus is on organic cross-sell opportunities, reinforced by its market-leading retail casinos, sports media assets and technology, including a proprietary state-of-the-art, fully integrated digital sports betting and iCasino platform, and an in-house iCasino content studio. The Company’s portfolio is further bolstered by its industry-leading PENN Play™ customer loyalty program, offering its over 33 million members a unique set of rewards and experiences.
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “goal,” “seeks,” “may,” “will,” “should,” “look forward to,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties.
Specifically, forward-looking statements include, but are not limited to, statements regarding: the Company’s expectations of future results of operations and financial condition, including, but not limited to, projections of revenue, Segment Adjusted EBITDAR, Consolidated Adjusted EBITDA, and other financial measures; the assumptions provided regarding the guidance, including the scale and timing of the Company’s product and technology investments; the Company’s expectations regarding results and customer growth and the impact of competition in retail/mobile/online sportsbooks, iCasino, social gaming, and retail operations; the Company’s development and launch of its Interactive segment’s products in new jurisdictions and enhancements to existing Interactive segment products, including the content for theScore Bet and Hollywood iCasino, and the further development of theScore Bet on our proprietary player account management system and risk and trading platforms; future success of theScore Bet, Hollywood iCasino and its other digital offerings; the Company’s expectations with respect to share repurchases; the Company’s expectations with respect to the integration and synergies related to the Company’s integration of theScore and the continued growth and monetization of the Company’s media business; the Company’s expectations that its portfolio of assets provides a benefit of geographically-diversified cash flows from operations; management’s plans and strategies for future operations, including statements relating to the Company’s plan to expand gaming operations through the implementation and execution of a disciplined capital expenditure program at our existing properties, the pursuit of strategic acquisitions and investments, and the development of new gaming properties, including the development projects and the anticipated benefits; improvements, expansions, or relocations of our existing properties; entrance into new jurisdictions; expansion of gaming in existing jurisdictions; strategic investments and acquisitions; cross-sell opportunities between our retail gaming, online sports betting (“OSB”), and iCasino businesses; our ability to obtain financing for our development projects on attractive terms; the timing, cost and expected impact of planned capital expenditures on the Company’s results of operations; and the actions of regulatory, legislative, executive, or judicial decisions at the federal, state, provincial, or local level with regard to our business and the impact of any such actions.
Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business. Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include: the effects of economic and market conditions in the markets in which the Company operates or otherwise, including the impact of global supply chain disruptions, price inflation, changes in interest rates, economic downturns, changes in trade policies, and geopolitical and regulatory uncertainty; competition with other retail and online gaming and sports betting, entertainment and sports content experiences; the timing, cost and expected impact of product and technology investments; risks relating to operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions; our ability to successfully acquire and integrate new properties and operations and achieve expected synergies from acquisitions; the availability of future borrowings under our Amended Credit Facilities or other sources of capital to enable us to service our indebtedness, make anticipated capital expenditures or pay off or refinance our indebtedness prior to maturity; the impact of indemnification obligations under the Barstool SPA; our ability to realize the anticipated benefits of our iCasino forward strategy and the rebranding of our U.S. OSB product to theScore Bet; our ability to attract and retain user adoption of theScore Bet and Hollywood iCasino apps in a rapidly evolving and highly competitive market; the outcome of any legal proceedings that may be instituted against the Company, or its respective directors, officers or employees; the ability of the Company to retain and hire key personnel; the impact of new or changes in current laws, regulations, rules or other industry standards; the impact of activist shareholders; adverse outcomes of litigation involving the Company; our ability to maintain our gaming licenses and concessions and comply with applicable gaming law, changes in current laws, regulations, rules or other industry standards, and additional factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission. The Company does not intend to update publicly any forward-looking statements except as required by law. Considering these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.

CONTACT:
Mike Nieves
SVP, Finance & Treasurer
PENN Entertainment, Inc.
610-373-2400

Joseph N. Jaffoni
JCIR
212-835-8500 or penn@jcir.com